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                                                                     EXHIBIT 4.5


                            CLIFFS DRILLING COMPANY

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT is dated as of May 23, 1996 (this "Agreement"), by and among CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company"), and VIKING SUPPLY SHIPS A.S., a corporation organized under the laws of Norway, and PRODUCTION PARTNER INC., a corporation organized under the laws of Liberia (referred to individually as a "Stockholder" and collectively as the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Stockholders, among others, are parties to the Acquisition Agreement (as hereinafter defined), pursuant to which the Company will acquire the Assets (as defined in the Acquisition Agreement), and in consideration thereof, will issue to the Stockholders an aggregate of 1,200,000 shares of Common Stock (as hereinafter defined) of the Company; and

     WHEREAS, the Company has agreed to provide to the Stockholders the limited registration rights set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms have the meanings specified as follows:

     (a) The term "Acquisition Agreement" means that certain Acquisition Agreement dated as of May 13, 1996 by and among the Company, the Stockholders, Cliffs Drilling Asset Acquisition Company, Cliffs Drilling Merger Company, Southwestern Offshore Corporation, Ocean Master III Inc., Trivium Investments Limited and Helge Ringdal, respectively.

     (b)  The term "Commission" means the Securities and Exchange Commission.

     (c) The term "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     (d) The term "Company" has the meaning specified in the preamble to this Agreement.
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     (e)  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     (f) The term "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     (g) The term "Qualified Transferee" means any shareholder of a Stockholder (specifically excluding, however, shareholders of Viking Supply Ships A.S. but specifically including Christen Sveaas) to whom the Registrable Securities and the rights hereunder have been transferred in liquidation and/or dissolution of such Stockholder, if and only if such transferee shall have executed and delivered to the Company, prior to the transfer, a written agreement pursuant to which such transferee (i) makes the representations set forth in Section 9.2 of the Acquisition Agreement, and (ii) agrees to be bound by the restrictions set forth in Sections 9.3 and 9.4 of the Acquisition Agreement and the obligations imposed on the Stockholders by this Agreement.

     (h) The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

     (i) The term "Registrable Securities" means (i) the shares of Common Stock received by the Stockholders pursuant to the Acquisition Agreement, and
(ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock; provided, however, that such shares of Common Stock shall cease to be Registrable Securities when (i) such shares have been effectively registered under the Securities Act and disposed of in accordance with a registration statement, (ii) such shares are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such shares are otherwise transferred by a Stockholder to a Person other than a Qualified Transferee.

     (j) The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     (k) The term "Stockholders" means the persons defined as such in the preamble to this Agreement to whom registration rights are hereby granted, and any Qualified Transferee to whom the rights granted under this Agreement are assigned in accordance with Section 11 hereof.

     2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities.




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     3.   Shelf Registration.  The Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Securities Act, as promptly as practicable and in no event later than sixteen (16) calendar days from the date of this Agreement. The Company agrees to use its best efforts to cause such shelf registration statement to become effective as promptly as practicable after the filing thereof but in any event within three months after the closing of the transactions contemplated by the Acquisition Agreement and thereafter to keep it continuously effective, for a period of two years from the date on which the Commission declares the shelf registration statement effective, plus an additional period equal to the lesser of (i) one year or (ii) such period that the Registrable Securities remain subject to Rule 144(e). Notwithstanding anything herein to the contrary, the period during which the Company is obligated to maintain the effectiveness of a registration statement hereunder will terminate when all the Registrable Securities covered by the shelf registration statement have been sold.

     4. Registration Procedures. In connection with the Company's shelf registration obligations pursuant to Section 3 hereof, the Company shall as expeditiously as reasonably practicable:

     (a) Prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Stockholders and the underwriters, if any, as soon as practicable, copies of all such documents proposed to be filed, which documents will be subject to the review of the Stockholders and the underwriters, and the Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto, to which the underwriters, if any, or the holders of a majority of the Registrable Securities shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

     (b) Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

     (c) Notify the Stockholders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement





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or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (iv) if at my time the representations and warranties of the Company contemplated by Section 4(l) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

     (d) Exercise its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

     (e) If requested by the managing underwriters or the holders of a majority of the Registrable Securities in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the holders of a majority of the Registrable Securities or any underwriter of such Registrable Securities.

     (f) Furnish to the Stockholders and each managing underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

     (g) Deliver without charge to the Stockholders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by the Stockholders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.





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     (h)  Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Stockholders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Stockholders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

     (i) Cooperate with the Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

     (j) Use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary if any, to consummate the disposition of such Registrable Securities.

     (k)  Upon the occurrence of any event contemplated by Section 4(c) (ii) -
(vii) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

     (l) Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Stockholders with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and





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not reasonably objected to by the holders of a majority of the Registrable
Securities) addressed to the Stockholders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the holders of a majority of the Registrable Securities and such underwriters; (iv) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Stockholders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, set forth in full in such underwriting agreement the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) deliver such documents and certificates as may be requested by the managing underwriters, if any, and the holders of a majority of the Registrable Securities to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     (m) Make available for inspection by a representative of the Stockholders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Stockholders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by applicable law or court or administrative order.

     (n) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

     5. Contents of Registration Statement. In connection with any registration of Registrable Securities, the Company may require each Stockholder to furnish to the Company such information regarding itself and the distribution of such securities as the Company may from time to time reasonably request in writing. If the Company, in the exercise of its reasonable judgment, objects to any information relating to the Company requested by the Stockholders or the underwriters, if any, to be included in any registration statement or prospectus or any amendments or supplements thereto, the Company shall not be obligated to include such objectionable information, and the Stockholders may withdraw the Registrable Securities from such registration, in which event the shelf registration statement or amendment thereto shall be filed as soon as agreement with respect to any proposed change shall be reached among the Company, the holders of a majority of the Registrable Securities, and the managing underwriter, if any.





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     6.   Stand-off Agreement.  Each Stockholder agrees by acquisition of
Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii)-(vii) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities covered by such registration statement or prospectus until the Stockholder's receipt of copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, each such Stockholder will deliver to the Company all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding maintaining the effectiveness of such registration statement set forth in Section 3 shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to
Section 4(c) hereof to and including the date when the Stockholders shall have
(i) received the copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof, or (ii) been advised in writing by the Company that use of the prospectus may be resumed.

     7. Expenses of Registration. All expenses incurred in connection with a registration, filing or qualification pursuant to Section 3 hereof (other than fees and expenses of counsel for the Stockholders), including, without limitation, registration, filing and qualification fees, printers' and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Stockholders shall bear and pay all underwriting discounts and selling commissions attributable to sales of Registrable Securities.

     8.   Underwritten Registrations.

     If any of the Registrable Securities covered by any registration under
Section 3 are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering may be selected by the Stockholders; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

     9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder, the officers and directors of such Stockholder, each underwriter of Registrable Securities and each other Person, if any, who controls such Stockholder or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, or any





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post-effective amendment thereof, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Stockholders or such underwriter specifically for use in the preparation thereof.

     (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter and each Person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such Person, may become subject under the Securities Act or otherwise, and will reimburse the Company or any such Person for any legal or other expenses reasonably incurred by the Company or such Person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (i) or (ii) of Section 9(a) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Stockholder specifically for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such Stockholder, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section





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9, notify the indemnifying party in writing of the commencement thereof;
provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

     (d) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified parties, the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     10. Reports Under Exchange Act. With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Stockholders to sell securities of the Company to the public without registration, the Company agrees, for so long as any Stockholder holds shares of Common Stock acquired by it pursuant to the Acquisition Agreement, to:

     (a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder; and





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     (b)  furnish to the Stockholders forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company pursuant to the Exchange Act, and (iii) such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the Commission which permits the sale of any securities without registration.

     11. Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Agreement may not be transferred or assigned, in whole or in part, by any Stockholder without the prior written consent of the Company, except to a Qualified Transferee of such Stockholder. Any such transferring Stockholder shall notify the Company in writing at least five business days prior to effecting any such transfer or assignment, specifying the name and address of the Qualified Transferee(s) and identifying the securities with respect to which such rights are being assigned.

     12.  Miscellaneous.

     (a) Successors and Assigns; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

     (b) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     (c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     (d) Titles and Subtitles. The titles and subtitles used in this Agreement are inserted for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by (i) personal delivery, (ii) expedited delivery service, (iii) certified or registered mail, postage prepaid, or (iv) confirmed facsimile transmission. Any such notice shall be deemed given upon its receipt at the following address (or such other address as may be specified by such party upon written notice to the others in accordance with this Section 12(e)):





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          If to the Company:

               Cliffs Drilling Company
               1200 Smith Street, Suite 300
               Houston, Texas   77002
               Attention: Mr. Edward A. Guthrie
               Telephone:  (713) 651-9426
               Telefax:  (713) 951-0649

          with a copy to:

               Mr. W. Garney Griggs
               Griggs & Harrison, P.C.
               1301 McKinney, Suite 3200
               Houston, Texas   77010
               Telephone: (713) 651-0600
               Telefax: (713) 651-1944

          If to Viking Supply Ships A.S.:

               Viking Supply Ships A.S.
               P.O. Box 9
               N-4601 Kristiansand
               Norway
               Attention:  Christen Sveaas
               Telephone: 011-47-38-022-340
               Telefax: 011-47-38-025-767

          with a copy to:

               Mr. N. L. Stevens III
               Gardere Wynne Sewell & Riggs L.L.P.
               333 Clay Avenue, Suite 800
               Houston, Texas   77002
               Telephone: (713) 308-5500
               Telefax: (713) 308-5808

          If to Production Partner, Inc.:

               Mr. Helge Ringdal
               c/o Ringdal Holding A.S.
               Niels Juelsgt. 14
               0272 Oslo
               Norway
               Telephone: 011-47-22-55-7955
               Telefax: 011-47-22-55-8244





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          with a copy to:

               Mr. N. L. Stevens III
               Gardere Wynne Sewell & Riggs L.L.P.
               333 Clay Avenue, Suite 800
               Houston, Texas   77002
               Telephone: (713) 308-5500
               Telefax: (713) 308-5808

     (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (which may be generally or in a particular instance and either retroactively or prospectively) may not be given, unless the Company has obtained the written consent of the holders of a majority of the Registrable Securities; provided, however, that in the event any such amendment, modification, supplement, waiver or consent shall materially and adversely affect the rights of a single Stockholder or a similarly situated group of Stockholders (as opposed to the Stockholders generally), such amendment, modification, supplement, waiver or consent shall not be effective as against such Stockholder or group of Stockholders unless approved by such Stockholder or group of Stockholders.

     (g) Severability. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision, as it applies to other Persons or circumstances and the remaining provisions, shall not be affected or impaired thereby.

     (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities received by the Stockholders pursuant to the Acquisition. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                         CLIFFS DRILLING COMPANY


                         By: /s/  EDWARD A. GUTHRIE
                            -------------------------------------------
                              Edward A. Guthrie, Vice President-Finance


                         VIKING SUPPLY SHIPS A.S.


                         By: /s/  CHRISTEN SVEAAS
                            -------------------------------------------
                              Christen Sveaas, Chairman


                         PRODUCTION PARTNER INC.


                         By: /s/  WILLIAM E. CHILES
                            -------------------------------------------
                              William E. Chiles, Vice President





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